Exhibit 32.1


                                  CERTIFICATION
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of Productivity Technologies Corp. for the quarter ended December 31, 2003 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp.

Date: March 11, 2004

/s/ Samuel N. Seidman
--------------------------------
Samuel N. Seidman,
Chairman and Chief Executive Officer